UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A No. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Oak Hill Financial, Inc.
(Exact name of registrant as specified in its charter)

Ohio	31-1010517
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

14621 State Route 93
Jackson, Ohio 45640
(Address of principal executive offices)(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each Class	Name of each Exchange on which
to be so registered	each class is to be registered

Preferred Stock Purchase Rights	Nasdaq Global Market

Item 1.  Description of Registrant’s Securities to be Registered

Reference is hereby made to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission by Oak Hill Financial, Inc. (the “Company”) on January 23, 1998 (the “Original Form 8-A”), relating to the rights distributed to the stockholders of the Company in connection with the Rights Agreement, dated January 23, 1998 (the “Rights Agreement”), between the Company and The Fifth Third Bank. The Original Form 8-A is incorporated by reference herein.

Pursuant to a Substitution of Successor Rights Agent and Amendment No. 1 to Rights Agreement (the “Amendment No. 1”), between the Company and Registrar and Transfer Company (“RTC”), effective as of December 26, 2000, the Rights Agreement was amended to appoint RTC as successor Rights Agent under the Rights Agreement due to the resignation of The Fifth Third Bank as Rights Agent. Amendment No. 1 was approved by the Company’s Board of Directors on November 14, 2000, and was filed as Exhibit 2 to Amendment No. 1 to the Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on February 21, 2001 (the “Amended Form 8-A”). The Amended Form 8-A is incorporated by reference herein.

On September 19, 2006, the Board of Directors of the Company approved an Amendment No. 2 to the Rights Agreement, between the Company and RTC (the “Amendment No. 2”). The Amendment No. 2 was executed by the parties as of September 19, 2006, and a complete copy is attached hereto as Exhibit 4.3 and is incorporated by reference herein.

Item 2.	Exhibits.

Exhibit No.	Description

4.1
Rights Agreement, dated as of January 23, 1998, by and between the Company and The Fifth Third Bank, as Rights Agent (Reference is hereby made to the Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on January 23, 1998, and incorporated herein by reference).

4.2
Substitution of Successor Rights Agent and Amendment No. 1 to Rights Agreement, dated as of December 26, 2000, between the Company and Registrar and Transfer Company, as Rights Agent (Reference is hereby made to the Amendment No. 1 to Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission on February 21, 2001, and incorporated herein by reference).

4.3	Amendment No. 2 to Rights Agreement, dated as of September 19, 2006 between the Company and Registrar and Transfer Company, as Rights Agent.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed by on its behalf by the undersigned, thereto duly authorized.

OAK HILL FINANCIAL, INC.

By:	/s/ R. E. Coffman, Jr.
R. E. Coffman, Jr.
President and Chief Executive Officer

Dated: September 22, 2006

EXHIBIT INDEX

Exhibit No.	Description

4.1
Rights Agreement, dated as of January 23, 1998, by and between the Company and The Fifth Third Bank, as Rights Agent (Reference is hereby made to the Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on January 23, 1998, and incorporated herein by reference).

4.2
Substitution of Successor Rights Agent and Amendment No. 1 to Rights Agreement, dated as of December 26, 2000, between the Company and Registrar and Transfer Company, as Rights Agent (Reference is hereby made to the Amendment No. 1 to Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission on February 21, 2001, and incorporated herein by reference).

4.3	Amendment No. 2 to Rights Agreement, dated as of September 19, 2006, between the Company and Registrar and Transfer Company, as Rights Agent.